Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces 13.7% Increase in Revenue for Fourth Quarter of Fiscal 2017

License Revenue Increases 17.3% in the Fourth Quarter of Fiscal 2017

Burlington, Mass., December 19, 2017 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal fourth quarter and fiscal year ended September 30, 2017.

“We delivered a 17.3% increase in revenue for the fourth quarter, along with our fourth sequential quarter of positive Adjusted EBITDA and a significant improvement in our bottom line Adjusted EBITDA for the year of over $900 thousand,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Our financial improvements derive not only from stronger customer acquisition but also from expansion within our existing customer base where our customers found new opportunities to grow their business with Bridgeline’s latest products and services. In fiscal 2017, we were selected by Fortune 500 companies and large multi-national businesses that have even greater growth potential for the upcoming year.”

Fourth Quarter Highlights:

●	Total revenue increased 13.7% to $4.2 million in the fourth quarter of fiscal 2017, compared to $3.7 million in the fourth quarter of fiscal 2016.

●	Subscription and perpetual license revenue increased 17.3% to $1.8 million in the fourth quarter of fiscal 2017, compared to $1.5 million in the fourth quarter of fiscal 2016.

●	Services revenue increased 15.2% to $2.2 million in the fourth quarter of fiscal 2017, compared to $1.9 million in the fourth quarter of fiscal 2016.

●	iAPPS SaaS revenue increased 6.1% to $1.4 million in the fourth quarter of fiscal 2017, compared to $1.3 million in the fourth quarter of fiscal 2016.

●	iAPPS recurring revenue increased 5.7% to $1.8 million in the fourth quarter of fiscal 2017, compared to $1.7 million in the fourth quarter of fiscal 2016.

●	Operating expenses were reduced by $404 thousand, or 13.6% to $2.6 million in the fourth quarter of fiscal 2017, from $3.0 million in the fourth quarter of fiscal 2016.

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Net loss improved by $3.1 million, from a net loss of $3.4 million in the fourth quarter of fiscal 2016 to $332 thousand in the fourth quarter of fiscal 2017. The fourth quarter of fiscal 2016 included a non-cash charge of $2.7 million related to the inducement of convertible notes.

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Adjusted EBITDA improved by $341 thousand, to $41 thousand in the fourth quarter of fiscal 2017, from a loss of $300 thousand in the fourth quarter of fiscal 2016. This was the fourth sequential quarter of positive Adjusted EBITDA.

Year to Date Highlights

●	Total revenue for the year increased 2.5% to $16.3 million in fiscal 2017, compared to $15.9 million in fiscal 2016.

●	Subscription and perpetual license revenue for the year increased 11.6% to $6.8 million in fiscal 2017, compared to $6.1 million in fiscal 2016.

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Total SaaS revenue for the year increased 6.6% to $5.5 million in fiscal 2017, compared to $5.2 million in fiscal 2016. iAPPS SaaS revenue for the year increased 16.0% to $5.5 million in fiscal 2017, compared to $4.7 million in fiscal 2016.

●	iAPPS recurring revenue increased 8.8% to $7.0 million in fiscal 2017, compared to $6.4 million in fiscal 2016.

●

Gross margin for the year improved to 56.1% in fiscal 2017, from 54.2% in fiscal 2016. Cost of revenue for the year was reduced by $122 thousand, or 1.7% to $7.2 million in fiscal 2017, from $7.3 million in fiscal 2016.

●	Operating expenses for the year were reduced by $1.6 million, or 13.5% to $10.5 million in fiscal 2017, from $12.2 million in fiscal 2016.

●	Net loss for the year improved by $6.2 million, from a net loss of $7.8 million in fiscal 2016 to $1.6 million in fiscal 2017.

●	Adjusted EBITDA for the year improved by $907 thousand to $122 thousand in fiscal 2017, from a loss of $785 thousand in fiscal 2016.

Financial Results

Fourth Quarter

Revenue for the fourth quarter of fiscal 2017 increased 13.7% to $4.2 million, from $3.7 million in the fourth quarter of fiscal 2016. Services revenue increased 15.2% to $2.2 million in the fourth quarter of fiscal 2017, from $1.9 million in the fourth quarter of fiscal 2016. SaaS revenue increased 1.9% to $1.4 million in the fourth quarter of fiscal 2017, from $1.3 million in the fourth quarter of fiscal 2016. Subscription and perpetual license revenue increased 17.3% to $1.8 million in the fourth quarter of fiscal 2017, from $1.5 million in the fourth quarter of fiscal 2016. License and hosting revenue combined in the fourth quarter of fiscal 2017 comprised 48.0% of total revenue, compared to 48.7% of total revenue in the fourth quarter of fiscal 2016.

Gross margin was 54.8% in the fourth quarter of fiscal 2017, compared to 59.3% in the fourth quarter of fiscal 2016. Cost of revenue increased by $398 thousand, or 26.3%, to $1.9 million in the fourth quarter of fiscal 2017, compared to $1.5 million in the fourth quarter of fiscal 2016.

Operating expenses were reduced by $404,000, or 13.6% to $2.6 million in the fourth quarter of fiscal 2017, compared to $3.0 million in the fourth quarter of fiscal 2016, reflecting management’s ongoing expense control initiatives. Loss from Operations was $250 thousand in the fourth quarter of fiscal 2017, compared to $766 thousand in the fourth quarter of fiscal 2016.

Net loss was $332 thousand in the fourth quarter of fiscal 2017, compared to a net loss of $3.4 million in the fourth quarter of fiscal 2016. In the fourth quarter of fiscal 2016, we recorded a non-cash charge of $2.7 million related to the inducement of convertible notes. Excluding the non-cash charge of $2.7 million, our net income improved $419 thousand from the fourth quarter of fiscal 2016 to the fourth quarter of fiscal 2017.

Adjusted EBITDA improved by $341 thousand to $41 thousand in the fourth quarter of fiscal 2017, compared to a loss of $300 thousand in the fourth quarter of fiscal 2016.

Year to Date

Total revenue for the year increased 2.5% to $16.3 million, compared to $15.9 million in fiscal 2016. Subscription and perpetual license revenue for the year increased 11.6% to $6.8 million in fiscal 2017, compared to $6.1 million in fiscal 2016. SaaS revenue for the year increased 6.6% to $5.5 million in fiscal 2017, compared to $5.2 million in fiscal 2016. License and hosting revenue combined for the year comprised 47.8% of total revenue in fiscal 2017, compared to 46.4% of total revenue in fiscal 2016.

Gross margin for the year improved to 56.1% in fiscal 2017, from 54.2% in fiscal 2016, reflecting a larger mix of recurring revenue as well as an improvement in our resource utilization and services gross margin. Cost of revenue for the year was reduced by $122 thousand, or 1.7%, to $7.2 million in fiscal 2017, compared to $7.3 million in fiscal 2016.

Operating expenses for the year were reduced by $1.6 million, or 13.6% to $10.5 million in fiscal 2017, compared to $12.2 million in fiscal 2016, reflecting management’s ongoing expense control initiatives. Loss from Operations for the year was $1.4 million in fiscal 2017, compared to $3.5 million in fiscal 2016.

Net loss for the year was $1.6 million in fiscal 2017, compared to a net loss of $7.8 million in fiscal 2016, which includes a non-cash charge of $3.4 million related to the inducement of convertible notes. Excluding the non-cash charge of $3.4 million, our net income improved $2.8 million from fiscal 2016 to fiscal 2017.

Adjusted EBITDA for the year was $122 thousand in fiscal 2017, compared to a loss of $785 thousand in fiscal 2016.

Financial Outlook

For fiscal 2018, the Company expects revenue to be higher than the $16.3 million that was reported for fiscal 2017, and management expects to generate positive Adjusted EBITDA for full year fiscal 2018.

Conference Call Information

Bridgeline Digital will host a conference call to discuss fourth quarter 2017 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/ (loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest and charges on conversion of debt, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s Unbound (formerly iAPPS®) platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.:

Michael D. Prinn

Chief Financial Officer

(781)497-3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30		September 30
	2017	2016	2017	2016
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(406)	$(3,473)	$(1,883)	$(7,955)
Amortization of intangible assets	71	157	285	480
Stock-based compensation	126	112	559	320
Loss on inducement of convertible notes	-	2,688	-	3,414
Restructuring charges	37	53	286	879
Preferred stock dividends	74	34	281	131
Non-GAAP adjusted net loss	$(98)	$(429)	$(472)	$(2,731)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.10)	$(1.00)	$(0.45)	$(4.20)
Amortization of intangible assets	0.02	0.05	0.07	0.25
Stock-based compensation	0.03	0.03	0.13	0.17
Loss on inducement of convertible notes	-	0.77	-	1.81
Restructuring charges	0.01	0.02	0.07	0.46
Preferred stock dividends	0.02	0.01	0.07	0.07
Non-GAAP adjusted net loss per diluted share	$(0.02)	$(0.12)	$(0.11)	$(1.44)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(406)	$(3,473)	$(1,883)	$(7,955)
Provision(benefit) for income tax	3	(92)	16	(47)
Interest expense, net	34	77	128	914
Loss on inducement of convertible notes	-	2,688	-	3,414
Amortization of intangible assets	71	157	285	480
Depreciation	41	100	256	707
Loss on disposal of fixed assets	45	-	94	-
Restructuring charges	37	53	286	879
Other amortization	16	44	100	372
Stock-based compensation	126	112	559	320
Preferred stock dividends	74	34	281	131
Adjusted EBITDA	$41	$(300)	$122	$(785)

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.10)	$(1.00)	$(0.45)	$(4.20)
Provision(benefit) for income tax	-	(0.03)	-	(0.02)
Interest expense, net	0.01	0.02	0.03	0.48
Loss on inducement of convertible notes	-	0.77	-	1.81
Amortization of intangible assets	0.02	0.05	0.07	0.25
Depreciation	0.01	0.03	0.06	0.37
Loss on disposal of fixed assets	0.01	-	0.02	-
Restructuring charges	0.01	0.02	0.07	0.46
Other amortization	-	0.01	0.03	0.20
Stock-based compensation	0.03	0.03	0.13	0.17
Preferred stock dividends	0.02	0.01	0.07	0.07
Adjusted EBITDA per diluted share	$0.01	$(0.09)	$0.03	$(0.41)

(1) Non-GAAP adjusted net loss per diluted share and Adjusted EBITDA per diluted share have been adjusted for a reverse stock split for all periods presented.

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30		September 30
	2017	2016	2017	2016
Revenue:
Digital engagement services	$2,201	$1,909	$8,498	$8,520
Subscription and perpetual licenses	1,770	1,509	6,788	6,084
Managed service hosting	263	306	1,007	1,291
Total revenue	4,234	3,724	16,293	15,895

Cost of revenue:
Digital engagement services	1,342	1,034	4,911	5,143
Subscription and perpetual licenses	501	411	1,969	1,835
Managed service hosting	71	71	280	304
Total cost of revenue	1,914	1,516	7,160	7,282
Gross profit (exclusive of depreciation and amortization reflected below)	2,320	2,208	9,133	8,613

Operating expenses:
Sales and marketing	1,147	1,406	4,807	4,934
General and administrative	861	795	3,256	3,456
Research and development	412	433	1,587	1,578
Depreciation and amortization	113	287	582	1,309
Restructuring charges	37	53	286	879
Total operating expenses	2,570	2,974	10,518	12,156
Loss from operations	(250)	(766)	(1,385)	(3,543)
Interest and other expense, net	(79)	(77)	(201)	(914)
Loss in inducement of convertible notes	-	(2,688)	-	(3,414)
Loss before income taxes	(329)	(3,531)	(1,586)	(7,871)
Provision(benefit) for income taxes	3	(92)	16	(47)
Net loss	$(332)	$(3,439)	$(1,602)	$(7,824)
Dividends on convertible preferred stock	(74)	(34)	(281)	(131)
Net loss applicable to common shareholders	$(406)	$(3,473)	$(1,883)	$(7,955)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.10)	$(1.00)	$(0.45)	$(4.20)
Number of weighted average shares outstanding:
Basic and diluted	4,200,119	3,470,948	4,147,140	1,893,003

(1) Basic and diluted net loss per share and weighted average shares outstanding have been adjusted for a reverse stock split for all periods presented

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	September 30	September 30
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$748	$661
Accounts receivable and unbilled revenues, net	3,026	2,549
Prepaid expenses and other current assets	352	381
Total current assets	4,126	3,591
Property and equipment, net	209	512
Intangible assets, net	263	548
Goodwill	12,641	12,641
Other assets	334	436
Total assets	$17,573	$17,728

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,241	$1,285
Accrued liabilities	920	946
Accrued earnouts	-	75
Capital lease obligations	-	45
Deferred revenue	1,466	1,360
Total current liabilities	3,627	3,711
Debt	2,500	2,115
Other long term liabilities	172	400
Total liabilities	6,299	6,226

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 243,536 and 221,092 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,200,219 and 3,725,863 issued and outstanding	4	4
Additional paid-in-capital	65,869	64,217
Accumulated deficit	(54,249)	(52,366)
Accumulated other comprehensive loss	(350)	(353)
Total stockholders' equity	11,274	11,502
Total liabilities and stockholders' equity	$17,573	$17,728

(1) Common stock issued and outstanding has been adjusted for a reverse stock split for all periods presented.